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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 10, 2001


                               VESTIN GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     000-24803                52-2102142
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(State or other jurisdiction         (Commission               IRS Employer
    of incorporation)                (File Number)          Identification No.)


2901 El Camino, Suite 206, Las Vegas, Nevada                     89102
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(address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:     (702) 227-0965
                                                   -----------------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report.)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On August 31, 2000, Vestin Group, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Mortgage Source, Inc., a Nevada corporation ("MSI"), Melissa del Gaudio ("Gaudio"), and David Creed ("Creed"). The Company, MSI, Gaudio and Creed may be hereinafter referred to individually as a "Party" and collectively as the "Parties." Under the Reorganization Agreement, Gaudio and Creed transferred their ownership in MSI to the Company in exchange for shares of the Company's common stock. In connection with the Reorganization Agreement, the Company entered into separate employment agreements with Gaudio and with Creed.

On January 10, 2001, the Parties entered into a Termination Agreement (the "Termination Agreement") pursuant to which the Parties have agreed to terminate the Reorganization Agreement and the individual employment contracts mentioned above. In consideration for the Termination Agreement, the Company has agreed to pay an aggregate of $175,000 to MSI, Gaudio and Creed as well as to return the Company's ownership in MSI stock to MSI. In exchange, MSI, Gaudio and Creed have agreed to relinquish their rights and ownership in the Company's common stock they received in connection with the Reorganization Agreement. A copy of the Termination Agreement is attached hereto as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.    Description
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
   99.1        Termination Agreement by and among Vestin Group, Inc.,
               Mortgage Source, Inc., Melissa del Gaudio and David
               Creed, dated January 10, 2001

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VESTIN GROUP, INC.


Date: January 25, 2001                  By /s/ Michael V. Shustek
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                                               Michael V. Shustek
                                               Chief Executive Officer